Exhibit 99.1

News Release

AXCELIS ANNOUNCES FINANCIAL RESULTS FOR THIRD QUARTER 2013

BEVERLY, Mass. — November 6, 2013—Axcelis Technologies, Inc. (Nasdaq: ACLS) today announced financial results for the quarter ended September 30, 2013. Highlights for the quarter were:

•                  System sales were $20.2 million, a 22% increase over the second quarter of 2013, and a 59% increase over the first quarter.

•                  System bookings were up 60% and System backlog was up 35% from the second quarter 2013.

•                  The Company recognized revenue on its first Purion M medium current implanter.

The Company reported third quarter revenue of $48.8 million, compared to $47.5 million for the second quarter of 2013. Operating loss for the quarter was $2.8 million, compared to $3.4 million for the second quarter.  Net loss for the quarter was $4.8 million, or ($0.04) per share.  This compares to a net loss for the second quarter of 2013 of $4.0 million, or ($0.04) per share. Cash, cash equivalents and restricted cash were $50.7 million at September 30, 2013 compared with $34.7 million at June 30, 2013.

Chairman and CEO Mary Puma said, “The Purion platform continues to gain traction, our balance sheet is healthy, and Axcelis is well positioned to capitalize on the industry upturn.  We expect to return to profitability in the fourth quarter.  We also expect that during the current upturn we will return to our last quarterly peak revenues and maintain profitability through the cycle.”

Third Quarter 2013 Conference Call

The Company will host a conference call today at 5:00 pm ET to discuss results for the third quarter of 2013.  An audio webcast will be available on the Investor page of Axcelis’ website at www.axcelis.com, or by dialing 1.888.680.0878 (1.617.213.4855 outside North America).  Participants calling into the conference call will be requested to provide the passcode:  47494360. A replay of the webcast will be available for 30 days following the conference call.

Safe Harbor Statement

This press release and the conference call contain forward-looking statements under the SEC safe harbor provisions. These statements, which include our guidance for future financial performance, are based on management’s current expectations and should be viewed with caution. They are subject to various risks and uncertainties, many of which are outside the control of the Company, including the timing of orders and shipments, the conversion of orders to revenue in any particular quarter, or at all, the continuing demand for semiconductor equipment, relative market growth, continuity of business relationships with and purchases by major customers, competitive pressure on sales and pricing, increases in material and other production costs that cannot be recouped in product pricing and global economic, political and financial conditions. These risks and other risk factors relating to Axcelis are described more fully in the most recent Form 10-K filed by Axcelis and in other documents filed from time to time with the Securities and Exchange Commission.

About Axcelis

Axcelis Technologies, Inc. (Nasdaq: ACLS) headquartered in Beverly, Massachusetts, has been providing  innovative, high-productivity solutions for the semiconductor industry for over 35 years. Axcelis is dedicated to developing enabling process applications through the design, manufacture and complete life cycle support of ion implantation, one of the most critical and enabling steps in the IC manufacturing process.  The Company’s Internet address is: www.axcelis.com.

Company Contacts

Investor Relations:

Doug Lawson
978.787.9552

Editorial/Media:

Maureen Hart
978.787.4266

Axcelis Technologies, Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenue
Product	$42,934	$37,093	$118,151	$136,096
Services	5,897	7,547	18,907	22,664
Total revenue	48,831	44,640	137,058	158,760
Cost of revenue
Product	27,339	24,809	74,976	84,692
Services	4,516	5,464	15,427	16,377
Total cost of revenue	31,855	30,273	90,403	101,069

Gross profit	16,976	14,367	46,655	57,691

Operating expenses
Research and development	8,148	9,851	25,857	31,999
Sales and marketing	5,330	5,470	16,128	18,284
General and administrative	6,164	6,325	19,165	20,611
Gain on sale of dry strip assets and intellectual property	—	—	(1,167)	—
Restructuring charges	112	578	2,334	3,612
Total operating expenses	19,754	22,224	62,317	74,506

Loss from operations	(2,778)	(7,857)	(15,662)	(16,815)

Other income (expense)
Interest income	3	9	8	27
Interest expense	(193)	—	(308)	—
Other, net	(1,252)	(627)	(671)	(999)
Total other income (expense)	(1,442)	(618)	(971)	(972)

Loss before income taxes	(4,220)	(8,475)	(16,633)	(17,787)

Income taxes	530	243	1,125	1,429

Net loss	$(4,750)	$(8,718)	$(17,758)	$(19,216)

Net loss per share
Basic and Diluted	$(0.04)	$(0.08)	$(0.16)	$(0.18)

Shares used in computing net loss per share

Basic and diluted weighted average common shares	109,074	107,855	108,573	107,521

Axcelis Technologies, Inc.

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2013	December 31, 2012
ASSETS
Current assets
Cash and cash equivalents	$48,317	$44,986
Accounts receivable, net	29,321	24,843
Inventories, net	94,316	100,234
Restricted cash	1,583	106
Prepaid expenses and other current assets	5,066	5,056
Total current assets	178,603	175,225

Property, plant and equipment, net	32,311	34,413
Restricted cash, long-term	825	—
Other assets	15,542	12,520
Total assets	$227,281	$222,158

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$16,075	$10,166
Accrued compensation	7,309	7,283
Warranty	1,461	1,700
Income taxes	262	278
Deferred revenue	3,911	6,423
Current portion of long-term debt	185	—
Other current liabilities	4,250	3,932
Total current liabilities	33,453	29,782

Long-term debt	14,815	—
Long-term deferred revenue	154	456
Other long-term liabilities	6,129	5,844
Total liabilities	54,551	36,082

Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.001 par value, 30,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 300,000 shares authorized; 109,586 shares issued and 109,466 shares outstanding at September 30, 2013;108,293 shares issued and 108,173 shares outstanding at December 31, 2012	110	108
Additional paid-in capital	508,976	504,643
Treasury stock, at cost, 120 shares at September 30, 2013 and December 31, 2012	(1,218)	(1,218)
Accumulated deficit	(340,235)	(322,477)
Accumulated other comprehensive income	5,097	5,020
Total stockholders’ equity	172,730	186,076
Total liabilities and stockholders’ equity	$227,281	$222,158

Axcelis Technologies, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine months ended
	September 30,
	2013	2012
Cash flows from operating activities
Net loss	$(17,758)	$(19,216)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	3,948	5,419
Gain on sale of dry strip assets and intellectual property	(1,167)	—
Deferred taxes	272	998
Stock-based compensation expense	3,105	3,411
Provision for excess inventory	2,451	678
Changes in operating assets & liabilities
Accounts receivable	(4,359)	10,143
Inventories	3,455	(3,496)
Prepaid expenses and other current assets	(429)	4,490
Accounts payable and other current liabilities	6,276	(11,601)
Deferred revenue	(2,816)	(5,089)
Income taxes	(14)	(135)
Other assets and liabilities	(3,813)	3,025
Net cash used for operating activities	(10,849)	(11,373)

Cash flows from investing activities
Proceeds from sale of dry strip assets and intellectual property	1,200	—
Expenditures for property, plant, and equipment	(484)	(536)
(Increase) decrease in restricted cash	(1,477)	1
Net cash used for investing activities	(761)	(535)

Cash flows from financing activities
Increase in restricted cash	(825)	—
Financing fees and other expenses	(473)	—
Proceeds from exercise of stock options	1,113	863
Proceeds from Employee Stock Purchase Plan	197	179
Proceeds from issuance of Term Loan	15,000	—
Net cash provided by financing activities	15,012	1,042
Effect of exchange rate changes on cash	(71)	(791)
Net increase (decrease) in cash and cash equivalents	3,331	(11,657)
Cash and cash equivalents at beginning of period	44,986	46,877
Cash and cash equivalents at end of period	$48,317	$35,220